Exhibit 10.2

GUARANTY OF LEASE

FOR VALUE RECEIVED, and in consideration for, and as an inducement to 1914 COMMERCE LEASING LLC, a Texas limited liability company, to enter into a sublease (the “Lease”) as “Landlord” with The Dallas Morning News, Inc., a Delaware corporation, as “Tenant,” the undersigned, whether to one or more, jointly and severally do hereby unconditionally guarantee to Landlord the full and timely performance and observance of all the covenants, conditions, and agreements therein provided to be performed and observed by Tenant and expressly agree that the validity of this Guaranty of Lease and the obligations of the undersigned hereunder shall in no way be terminated, affected or impaired by reason of any forbearances, settlements or compromises between Landlord and Tenant or the invalidity of the Lease for any reason whatsoever or by the relief of Tenant from any of Tenant’s obligations under the Lease by operation of law or otherwise, including, without limitation of the generality of the foregoing, the rejection or assignment of the Lease in connection with proceedings under any present or future provision of the federal Bankruptcy Act, or any similar law or statute of the United States or any state thereof.

The undersigned further covenants and agrees that this Guaranty shall be and remain in full force and effect as to any renewal, modification or extension of the Lease, whether or not known to or approved by the undersigned, and that no subletting, assignment or other transfer of the Lease, or any interest therein, or any such renewal, modification, or extension, shall operate to extinguish or diminish the liability of the undersigned hereunder.  In the event of any termination of the Lease by Landlord, the undersigned’s liability hereunder shall not be terminated, but the undersigned shall be and remain fully liable for all damages, costs, expenses and other claims which may arise under or in connection with the Lease.  If the undersigned shall, directly or indirectly, advance any sums to the Tenant, such sums and indebtedness shall be subordinate in all respects to the amounts then and thereafter due and owing by the Tenant under the Lease.

Wherever reference is made to the liability of Tenant in the Lease, such reference shall be deemed likewise to refer to the undersigned, jointly and severally, with Tenant.  The liability of the undersigned for the obligations of Tenant under the Lease shall be primary.  In any right of action which shall accrue to Landlord under the Lease, Landlord may, at Landlord’s option, proceed against any one or more of the undersigned and/or Tenant, jointly or severally, and may proceed against any one or more of the undersigned without having demanded performance of, commenced any action against or having obtained any judgment against Tenant.  The undersigned hereby waive any obligation on the part of Landlord to enforce or seek to enforce the terms of the Lease against Tenant as a condition to Landlord’s right to proceed against the undersigned hereunder.  The undersigned hereby expressly waive: (i) notice of acceptance of this Guaranty of Lease and of presentment, demand and protect; (ii) notice of any default hereunder or under the Lease and all indulgences; (iii) demand for observance, performance or enforcement of any terms or provisions of this Guaranty of Lease or of the Lease; and (iv) all other notices and demands otherwise required by law which the undersigned may lawfully waive.  This Guaranty is a guaranty of payment and not a guaranty of collection. The undersigned agree that in the event this Guaranty of Lease shall be enforced by suit or otherwise, the undersigned will reimburse the Landlord, upon demand, for all expenses incurred in connection therewith, including, without limitation, reasonable attorneys’ fees.

The undersigned hereby waive, to the maximum extent permitted by law, all defenses available to a guarantor or surety, whether the waiver is specifically herein enumerated or not.

It is further agreed that all of the terms and provisions hereof shall inure to the benefit of the respective heirs, executors, administrators, successors and assigns of the Landlord, and shall be binding upon the respective successors and assigns of the undersigned.

In the event more than one person or entity executes this Guaranty of Lease, the liability of such signatories hereunder shall be joint and several.  In the event only one person or entity executes this Guaranty, all provisions hereof which refer to more than one guarantor shall be automatically modified to refer to only one guarantor, more otherwise this Guaranty shall remain unmodified and in full force and effect.

It is understood that other agreements similar to this Guaranty of Lease may, at Landlord’s sole option and discretion, be executed by other persons with respect to the Lease.  This Guaranty of Lease shall be cumulative of any such agreements and the liabilities and obligations of the undersigned hereunder shall in no event be affected or diminished by reason of such other agreements.  Moreover, in the event Landlord obtains the signature of more than one guarantor on this Guaranty of Lease or obtains additional guarantee agreements, or both, the undersigned agrees that Landlord, in Landlord’s sole discretion, may (i) compound or settle with any one or more of the guarantors for such consideration as Landlord may deem proper, and (ii) release one or more of the guarantors from liability.  The undersigned further agrees that no such action shall impair the rights of Landlord to enforce the Lease against any remaining guarantor or guarantors, including the undersigned.

If the undersigned is a corporation (including any form of professional association), then the undersigned covenants, warrants and represents that each individual executing or attesting this Guaranty of Lease on behalf of such corporation is duly authorized to execute or attest and deliver this Guaranty of Lease on behalf of such corporation.  In addition, if the undersigned is a corporation, then the undersigned covenants, warrants and represents that the Board of Directors of the corporation, by unanimous consent or in a duly held meeting, has authorized the execution of this Guaranty and has determined that this Guaranty may reasonably be expected to benefit the corporation. If the undersigned is a partnership (general or limited) or limited liability company, then the undersigned covenants, warrants and represents that each individual executing or attesting this Guaranty of Lease on behalf of partnership or company is duly authorized to execute and deliver this Guaranty of Lease on behalf of the partnership or company in accordance with the partnership agreement or membership agreement, as the case may be, or an amendment thereto, now in effect.

This Guaranty of Lease shall be governed by the laws of the State of Texas, and shall be performed in all respects in Dallas County, Texas.

[Signature Page Follows.]

EXECUTED to be effective as of December 30, 2016.

GUARANTOR:

A. H. BELO CORPORATION,
a Delaware corporation

By:	/s/	Katy Murray
Name:		Katy Murray
Title:		Senior Vice President/Chief Financial Officer

GUARANTOR’S ADDRESS:

508 Young Street
Dallas, TX 75202